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                                                                    EXHIBIT 99.1
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                                S&W X-RAY, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Joseph E. Miller, Jr. and George R. Privitera as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of S&W X-Ray, Inc. held of record by the undersigned on August 10, 1997, at the Special Meeting of Stockholders to be held on September 5, 1997.

 1. PROPOSAL TO: (i) approve the Amended and Restated Agreement and Plan of Merger, dated as of August 22, 1997 (the "Merger Agreement"), by and among S&W X-Ray, Inc. ("S&W"), Physician Sales & Service, Inc. ("PSS"), Diagnostic Imaging, Inc., a wholly owned subsidiary of PSS ("DI"), and PSS Merger Corp., a wholly owned subsidiary of DI, pursuant to which, among other matters, (a) Merger Corp. will merge with and into S&W (the "Merger") and (b) each outstanding share of S&W common Stock will be converted into the right to receive and the contingent right to receive shares of common stock of PSS; (ii) approve the Escrow Agreement (the "Escrow Agreement") by and between PSS and the Stockholder Representative; and (iii) appoint Joseph E. Miller, Jr., Bruce P. Ashby and the S&W X-Ray, Inc. Employee Stock Ownership Trust as the Stockholder Representatives in accordance with the Escrow Agreement, all as more fully described in the accompanying Proxy Statement-Prospectus.

                     FOR [_]    AGAINST [_]   ABSTAIN [_]

 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

  Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                           If a corporation, please sign in
                                           full corporate name by the presi-
                                           dent or other authorized officer.
                                           If a partnership, please sign in
                                           full partnership name by authorized
                                           person.

                                           Dated: ________________________ 1997


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                                           Signature

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                                           Signature if held jointly

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